EXHIBIT 99.1

Varonis Announces Fourth Quarter and Full-Year 2020 Financial Results

Q4 2020 revenues grew 31% year-over-year to $95.2 million
Annual recurring revenues of $287.3 million, representing growth of 37% over Q4 2019
Company announces three-for-one stock split

NEW YORK, Feb. 08, 2021 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the fourth quarter and full-year ended December 31, 2020.

"Our outstanding fourth quarter results are a testament to the demand for the Varonis Data Security Platform, the team’s continued execution, and the power of our subscription model," said Yaki Faitelson, Varonis CEO. "Fueled by global digital transformation, secular trends impacting our customers are driving strong demand for our products, enabling Varonis to fulfill its mission of protecting data. Customers increasingly describe our platform as a 'must have', and we are well positioned to execute on the long-term market opportunity ahead."

"We are proud of our fourth quarter results, as we continue to accelerate revenue growth and drive operating leverage," said Guy Melamed, Varonis CFO and COO. "North America and EMEA year-over-year growth of 35% and 33%, respectively, provided the momentum needed to exceed the high end of the guidance we issued a year ago, pre-COVID. Our strong fourth quarter results give us the confidence to continue investments in the business for 2021, while planning for margin improvements and greater cash flow generation in the future."

Financial Summary for the Fourth Quarter Ended December 31, 2020

  Subscription revenues increased 99% to $62.7 million, or more than 99% of total license revenues, compared with $31.6 million, or 82% of total license revenues, in the fourth quarter of 2019.
  Maintenance and services revenues were $32.1 million, compared with $34.2 million in the fourth quarter of 2019.
  Total revenues increased 31% to $95.2 million, compared to $72.6 million in the fourth quarter of 2019.
  GAAP operating loss was ($7.2) million, compared to GAAP operating loss of ($14.0) million in the fourth quarter of 2019.
  Non-GAAP operating income was $13.9 million, compared to non-GAAP operating loss of ($2.4) million in the fourth quarter of 2019.

Financial Summary for the Year Ended December 31, 2020

  Subscription revenues increased 110% to $161.2 million, or more than 99% of total license revenues, compared to $76.7 million, or 65% of total license revenues, in 2019.
  Maintenance and services revenues were $130.0 million, compared to $135.4 million in 2019.
  Total revenues increased 15% to $292.7 million, compared to $254.2 million in 2019.
  GAAP operating loss was ($78.4) million, compared to GAAP operating loss of ($76.0) million in 2019.
  Non-GAAP operating loss was ($4.4) million, compared to non-GAAP operating loss of ($27.2) million in 2019.

The tables at the end of this press release include a reconciliation of GAAP loss to non-GAAP income (loss) from operations and net income (loss) for the three and twelve months ended December 31, 2020 and 2019. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $287.3 million as of the end of the fourth quarter, up 37% over the prior year period.
  As of December 31, 2020, 63% of customers with 500 employees or more purchased four or more licenses, up from 54% as of December 31, 2019, and 30% purchased six or more licenses, up from 20% as of December 31, 2019.
  As of December 31, 2020, the Company had $298.3 million in cash and cash equivalents, marketable securities and short-term deposits.
  During the three months ended December 31, 2020, the Company generated $7.7 million of cash from operations, compared to an insignificant amount used in the prior year period.
  The Company closed the acquisition of Polyrize, which will expand the Varonis Data Security Platform to cover additional cloud applications and infrastructure.
  The Varonis Data Security Platform achieved Common Criteria certification from the National Information Assurance Partnership (NIAP), a U.S. government initiative that oversees the evaluation of commercial cybersecurity and IT products for use in national security systems.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Three-for-one Stock Split
The Company announced today that the Board of Directors has approved and declared a three-for-one split of Varonis’ common stock in the form of a stock dividend to make stock ownership more accessible to employees and investors. Each stockholder of record at the close of business on March 12, 2021 will receive two additional shares of common stock for each then-held share. Trading will begin on a stock split-adjusted basis on March 15, 2021. The Company's results and Financial Outlook have not been adjusted for the impact of the stock split.

Financial Outlook
For the first quarter of 2021, the Company expects:

  Revenues of $68.0 million to $69.5 million, or growth of 26% to 28%.
  Non-GAAP operating loss of ($12.0) million to ($11.0) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.41) to ($0.39), based on 32.1 million basic and diluted shares outstanding.

For full year 2021, the Company expects:

  Revenues of $357.0 million to $366.0 million, or growth of 22% to 25%.
  Non-GAAP operating income of breakeven to $7.5 million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.16) to non-GAAP net income per diluted share of $0.03, based on 32.8 million basic and diluted shares outstanding and 36.9 million diluted shares outstanding, respectively.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”. The Company's Financial Outlook has not have been adjusted for the impact of the split.

Conference Call and Webcast
Varonis will host a conference call today, Monday, February 8, 2021, at 4:30 p.m. Eastern Time, to discuss the Company's fourth quarter and full year 2020 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13714693. A replay of this conference call will be available through February 15, 2021 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13714693. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2020 and 2019, non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets, and (iv) acquisition-related expenses.

For the three and twelve months ended December 31, 2020 and 2019, non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets, (iv) acquisition-related expenses, (v) foreign exchange gains (losses) which includes exchange rate differences on lease contracts as a result of the implementation of ASC 842, (vi) amortization of debt discount and issuance costs, and (vii) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition;
  Acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset, acquisition-related expenses will be incurred to the extent acquisitions are made in the future and acquisition-related taxes may be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of the COVID-19 global pandemic on the budgets of our clients and on economic conditions generally; the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; risks associated with our convertible notes and capped-call transaction; and risks associated with the acquisition of Polyrize including, without limitations, integration of the acquisition may not occur as anticipated and the acquisition may not achieve the outcomes anticipated, undisclosed liabilities may be discovered and attempts to retain key personnel may not succeed. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyberthreats from both internal and external actors by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, zero trust, compliance, data privacy, classification and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, technology, consumer and retail, media and entertainment and education sectors.

To find out more about Varonis, visit www.varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	Unaudited		Unaudited
Revenues:
Subscriptions	$62,653	$31,561	$161,188	$76,730
Perpetual licenses	472	6,789	1,473	42,093
Maintenance and services	32,072	34,210	130,028	135,367
Total revenues	95,197	72,560	292,689	254,190

Cost of revenues	12,462	9,652	44,261	35,144

Gross profit	82,735	62,908	248,428	219,046

Operating costs and expenses:
Research and development	27,938	21,874	99,363	80,764
Sales and marketing	48,904	44,129	179,902	169,898
General and administrative	13,092	10,910	47,578	44,371
Total operating expenses	89,934	76,913	326,843	295,033

Operating loss	(7,199)	(14,005)	(78,415)	(75,987)
Financial income (expenses), net	(4,538)	156	(7,483)	(389)

Loss before income taxes	(11,737)	(13,849)	(85,898)	(76,376)
Income taxes	(7,295)	(801)	(8,112)	(2,388)

Net loss	$(19,032)	$(14,650)	$(94,010)	$(78,764)

Net loss per share of common stock, basic and diluted	$(0.60)	$(0.48)	$(2.99)	$(2.60)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	31,771,078	30,524,694	31,445,631	30,257,410

Stock-based compensation expense for the three and twelve months ended December 31, 2020 and 2019 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	Unaudited		Unaudited
Cost of revenues	$1,398	$594	$5,013	$2,561
Research and development	6,212	3,514	21,979	13,188
Sales and marketing	6,805	3,767	25,578	14,782
General and administrative	4,986	3,485	16,015	15,608
	$19,401	$11,360	$68,585	$46,139

Payroll tax expense related to stock-based compensation for the three and twelve months ended December 31, 2020 and 2019 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	Unaudited		Unaudited
Cost of revenues	$13	$16	$300	$235
Research and development	43	51	333	162
Sales and marketing	117	179	2,789	1,908
General and administrative	15	24	471	343
	$188	$270	$3,893	$2,648

Amortization of acquired intangibles and acquisition-related expenses for the three and twelve months ended December 31, 2020 and 2019 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	Unaudited		Unaudited
Cost of revenues	$262	$—	$262	$—
Research and development	900	—	900	—
Sales and marketing	2	—	2	—
General and administrative	325	—	325	—
	$1,489	$—	$1,489	$—

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	December 31, 2020	December 31, 2019
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$234,092	$68,929
Marketable securities	34,117	41,531
Short-term deposits	30,053	10,000
Trade receivables, net	94,229	75,050
Prepaid expenses and other current assets	27,357	19,366
Total current assets	419,848	214,876
Long-term assets:
Operating lease right-of-use asset	47,924	55,057
Property and equipment, net	37,163	36,338
Intangible assets, net	5,846	—
Goodwill	23,135	—
Other assets	21,566	12,041
Total long-term assets	135,634	103,436
Total assets	$555,482	$318,312

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$850	$997
Accrued expenses and other short-term liabilities	83,198	62,607
Deferred revenues	98,588	95,975
Total current liabilities	182,636	159,579
Long-term liabilities:
Convertible senior notes, net	218,460	—
Operating lease liability	54,540	57,040
Deferred revenues	2,778	5,460
Other liabilities	2,997	2,701
Total long-term liabilities	278,775	65,201

Stockholders’ equity:
Share capital
Common stock	32	31
Accumulated other comprehensive income (loss)	9,371	(449)
Additional paid-in capital	395,410	310,682
Accumulated deficit	(310,742)	(216,732)
Total stockholders’ equity	94,071	93,532
Total liabilities and stockholders’ equity	$555,482	$318,312

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months Ended December 31,
	2020	2019
	Unaudited
Cash flows from operating activities:
Net loss	$(94,010)	$(78,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,903	6,321
Stock-based compensation	68,585	46,139
Amortization of deferred commissions	13,106	13,630
Noncash operating lease costs	8,737	9,023
Amortization of debt discount and issuance costs	4,096	—
Capital loss from sale of fixed assets	—	45

Changes in assets and liabilities:
Trade receivables	(19,075)	8,173
Prepaid expenses and other current assets	(543)	(1,225)
Deferred commissions	(19,131)	(19,132)
Other long-term assets	1,436	81
Trade payables	(328)	(1,623)
Accrued expenses and other short-term liabilities	16,058	(886)
Deferred revenues	(169)	7,219
Other long-term liabilities	5,493	316
Net cash used in operating activities	(5,842)	(10,683)

Cash flows from investing activities:
Decrease (increase) in short-term deposits	(20,071)	60,466
Decrease (increase) in marketable securities	7,414	(1,761)
Increase in long-term deposits	(2,606)	(21)
Acquisition, net of cash acquired	(29,369)	—
Proceeds from sale of property and equipment	—	11
Purchases of property and equipment	(10,116)	(25,392)
Net cash provided by (used in) investing activities	(54,748)	33,303

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	245,308	—
Purchases of capped calls	(29,348)	—
Proceeds (withholdings) from employee stock plans, net	9,793	(2,398)
Net cash provided by (used in) financing activities	225,753	(2,398)
Increase in cash and cash equivalents	165,163	20,222
Cash and cash equivalents at beginning of period	68,929	48,707
Cash and cash equivalents at end of period	$234,092	$68,929

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(7,199)	$(14,005)	$(78,415)	$(75,987)

Add back:
Stock-based compensation expense	19,401	11,360	68,585	46,139
Payroll tax expenses related to stock-based compensation	188	270	3,893	2,648
Amortization of acquired intangible assets	264	—	264	—
Acquisition-related expenses	1,225	—	1,225	—

Non-GAAP operating income (loss)	$13,879	$(2,375)	$(4,448)	$(27,200)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(19,032)	$(14,650)	$(94,010)	$(78,764)

Add back:
Stock-based compensation expense	19,401	11,360	68,585	46,139
Payroll tax expenses related to stock-based compensation	188	270	3,893	2,648
Amortization of acquired intangible assets	264	—	264	—
Acquisition-related expenses	1,225	—	1,225	—
Foreign exchange rate differences, net (*)	2,022	183	1,726	2,225
Amortization of debt discount and issuance costs	1,670	—	4,096	—
Acquisition-related taxes	6,566	—	6,566	—

Non-GAAP net income (loss)	$12,304	$(2,837)	$(7,655)	$(27,752)

Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	31,771,078	30,524,694	31,445,631	30,257,410
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	36,123,906	30,524,694	31,445,631	30,257,410
GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	31,771,078	30,524,694	31,445,631	30,257,410

Non-GAAP net income (loss) per share of common stock - basic	$0.39	$(0.09)	$(0.24)	$(0.92)
Non-GAAP net income (loss) per share of common stock - diluted	$0.34	$(0.09)	$(0.24)	$(0.92)
GAAP net loss per share of common stock - basic and diluted	$(0.60)	$(0.48)	$(2.99)	$(2.60)

(*) Exchange rate differences for the three months ended December 31, 2020 and 2019 include exchange rate differences on lease contracts of ($2,154) and ($221), respectively, and for the twelve months ended December 31, 2020 and 2019 include exchange rate differences on lease contracts of ($2,204) and ($1,939), respectively, as a result of the implementation of ASC 842, as well as other assets and liabilities denominated in non-U.S. dollars.

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
pr@varonis.com